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                              CONSENT OF KPMG LLP

                                                                    Exhibit 23.7

                              ACCOUNTANTS' CONSENT

The Board of Directors
Riverbed Technologies, Inc.

We consent to the use of our report incorporated by reference herein and to the reference to our Firm under the heading "Experts" in the prospectus.

                                        /s/ KPMG LLP

McLean, Virginia
February 20, 2001